UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010 (August 4, 2010)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-1.1
EX-4.1
EX-5.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
On August 4, 2010, Alexza Pharmaceuticals, Inc. (“Alexza”) entered into a placement agent agreement with RBC Capital Markets Corporation and JMP Securities LLC (the “Placement Agents”) relating to Alexza’s registered direct offering, issuance and sale of (a) up to 6,685,183 shares of Alexza’s common stock and (b) warrants to purchase up to 3,342,589 shares of Alexza’s common stock with an exercise price of $3.30 per share. The shares of common stock and the warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 of a share of common stock, at an offering price of $2.70 per unit. Under the terms of the offering, Alexza will issue and sell the units to certain institutional investors (the “Investors”) for gross proceeds of approximately $18.0 million. Pursuant to the terms of the placement agent agreement, Alexza has agreed to pay the Placement Agents a commission equal to 6.0% of the gross proceeds from the offering.
The offering is being made pursuant to subscription agreements between Alexza and each of the Investors. The closing of the offering is expected to take place on August 10, 2010, subject to the satisfaction of customary closing conditions. The net offering proceeds to Alexza from the sale of the units will be approximately $16.4 million, after deducting the Placement Agents’ commissions and estimated offering expenses payable by Alexza.
The foregoing descriptions of the placement agent agreement, warrants and subscription agreements do not purport to be complete and are qualified in their entirety by reference to the placement agent agreement, form of warrant and form of subscription agreement that are attached to this report as Exhibit 1.1, 4.1 and 99.1, respectively, and are incorporated herein by reference.
The units are being offered and sold pursuant to a prospectus supplement dated August 4, 2010 and an accompanying base prospectus dated May 26, 2010, pursuant to Alexza’s existing shelf registration statement on Form S-3 (File No. 333-166514) that was declared effective by the Securities and Exchange Commission on May 20, 2010. A copy of the opinion of Cooley llp relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.
On August 5, 2010, Alexza issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Forward-Looking Statements
Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, Alexza’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Investors fulfilling their obligations to purchase the securities and Alexza’s ability to satisfy its conditions to close the offering. All forward-looking statements are qualified in their entirety by this cautionary statement. Alexza is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Placement Agent Agreement by and among Alexza Pharmaceuticals, Inc., RBC Capital Markets Corporation and JMP Securities LLC, dated August 4, 2010

4.1	Form of Warrant

5.1	Opinion of Cooley llp

23.1	Consent of Cooley llp (included in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release, dated August 5, 2010, entitled “Alexza Prices $18.0 Million Registered Direct Offering”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.

Date: August 5, 2010

	By:	/s/ August J. Moretti August J. Moretti
Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Placement Agent Agreement by and among Alexza Pharmaceuticals, Inc., RBC Capital Markets Corporation and JMP Securities LLC, dated August 4, 2010

4.1	Form of Warrant

5.1	Opinion of Cooley llp

23.1	Consent of Cooley llp (included in Exhibit 5.1)

99.1	Form of Subscription Agreement

99.2	Press Release, dated August 5, 2010, entitled “Alexza Prices $18.0 Million Registered Direct Offering”